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                                  EXHIBIT 11
                            TEXFI INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE

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                                                     Thirteen Weeks Ended      Twenty-six Weeks Ended
                                                  July 28,      July 29,       July 28,        July 29,
                                                     1995        1994           1995             1994
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NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:

  Balance at beginning of period .................   8,650,690     7,706,996     8,652,621     7,696,416
  Stock options exercised.........................      --            --               --          1,381
  Deferred compensation..........................       --            21,625         3,069        37,209
  Restricted stock forfeitures....................      --            --            (5,000)       (6,385)
  Sale of treasury stock..........................      --           924,000            --       924,000
    Balance at end of period .....................   8,650,690     8,652,621     8,650,690     8,652,621

PRIMARY:
  Net income (loss) from continuing operations.... $   312,000   $   478,000     $(563,000) $(3,945,000)
  Net loss from discontinued operations...........      --        (1,879,000)  (15,369,000)  (4,417,000)
  Net income (loss) applicable to common
    stockholders ................................. $   312,000   $(1,401,000) $(15,932,000)  (8,362,000)

  Weighted average number of shares outstanding:
    Common stock outstanding for the period
     based on a daily weighted average ...........   8,650,690     8,382,442     8,652,019    7,925,803
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........      --            --               --            --
  Weighted average number of common and common
     equivalent shares outstanding ...............   8,650,690     8,382,442     8,652,019     7,925,803

  Per common share amounts:
    Net income (loss) from continuing operations      $  .04          $ .06      $    (.06)      $  (.50)
    Net loss from discontinued operations.....          --             (.23)         (1.78)         (.56)
      Net income (loss).........................      $  .04          $(.17)        $(1.84)      $ (1.06)


FULLY DILUTED:
  Net income (loss) from continuing operations....$   312,000    $   478,000    $ (563,000)  $(3,945,000)
  Net loss from discontinued operations...........      --        (1,879,000)  (15,369,000)   (4,417,000)
  Net income (loss) applicable to common
    stockholders .................................$   312,000    $(1,401,000) $(15,932,000)  $(8,362,000)


Weighted average number of shares outstanding:
  Common stock outstanding for the period based
    on a daily weighted average ..................  8,650,690      8,382,442     8,652,019     7,925,803
  Common stock equivalents - outstanding stock
    options computed on the treasury stock method
    by using end-of-period market prices in lieu
    of average market prices ....................      --            --                --             --
                                                    8,650,690      8,382,442     8,652,019     7,925,803
  Increase in common shares assuming conversion
    of the 11-1/4% Convertible Senior Subordinated
    Debentures ..................................      --            --                 --            --

Weighted average number of common and common
equivalent shares outstanding ...................   8,650,690      8,382,442     8,652,019     7,925,803

Per common share amounts:
  Excluding convertible debenture shares:
    Net income (loss) from continuing operations    $  .04         $ .06             $(.06)       $ (.50)
    Net loss from discontinued operations.......      --            (.23)            (1.78)         (.56)
      Net income (loss).........................    $  .04         $(.17)           $(1.84)       $(1.06)
  Including Convertible Debenture Shares:
    Net income (loss) from continuing operations    $  .04         $ .06             $(.06)       $ (.50)
    Net loss from discontinued operations.......      --            (.23)            (1.78)         (.56)
        Net income (loss).......................    $  .04         $(.17)           $(1.84)       $(1.06)
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